UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: November 4, 2003)

AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA (State or Other Jurisdiction of Incorporation)	001-15166 (Commission File Number)	42-1458424 (IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA (Address of principal executive offices)	50309-3948 (Zip Code)

Registrant’s telephone number, including area code:	(515) 362-3600

SIGNATURE
EXHIBITS
Consolidated Statements of Income
Press Release dated 11/4/03
Supplemental Information

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

AmerUs Group Co. (the “Company”) reported the following results on November 4, 2003.

Net Income

Third quarter 2003 net income was $40.8 million, or $1.03 per diluted share, a significant increase over last year’s reported results of $26.5 million, or $0.66 per diluted share. Net income for the first nine months of 2003 was $120.3 million, or $3.05 per diluted share, compared with $55.7 million, or $1.36 per diluted share reported a year ago.

Sales1

Sales of fixed annuity products for the third quarter increased five percent to $497 million, compared with $473 million in the third quarter of 2002. Year-to-date, fixed annuity sales were $1.4 million compared to $1.3 million during the first nine months of 2002. Equity index annuities comprised 79 percent and 74 percent of third quarter and year-to-date sales, respectively.

Third quarter fixed life sales were $26.6 million, compared to $28.3 million in the third quarter of 2002. Year-to-date, fixed life sales were $88.6 million, compared to $96.1 million in the first nine months of 2002. Equity-index life sales amounted to 41 percent of total sales, or $36.7 million through the first nine months of 2003.

Net Investment Income

Net investment income was $244 million in the third quarter of 2003 compared to $257 million in the third quarter of 2002. The decrease was a result of the record low interest rate environment as well as increased prepayments of mortgage-backed securities during the third quarter. The portfolio yield during the third quarter of 2003 was 5.63 percent, compared to 6.48 percent in the third quarter of 2002. Year-to-date portfolio yields were 5.88 percent, compared to 6.44 percent in the first nine months of 2002.

The Company is filing the AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity as Exhibit 99.1.

1 Sales for an insurance company are a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and as a result, have not provided a reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

ITEM 7 (c). EXHIBITS

99.1	AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity.

99.2	Press Release dated November 4, 2003 (furnished pursuant to Item 12).

99.3	Supplemental Information (furnished pursuant to Item 12).

ITEM 9. REGULATION FD DISCLOSURE

The Company expects the annualized operating return on equity to remain near 12 percent for 2003.2

Over the long term, the Company expects protection product sales3 to grow between 10 and 12 percent per annum.

For 2003, the Company expects total fixed life sales3 to be slightly less than last year’s total fixed life sales.

The Company anticipates that spreads on its traditional fixed annuity products will improve in future periods but remain below its 200 basis point target. However, the shift to the Company’s more profitable equity index products and other expense initiatives will continue to reduce the impact of lower spreads on its traditional fixed annuity business.

At the Company’s February earnings call, the Company plans to introduce its new margin analysis for the annuity segment. Historically, the Company has always reported spreads on its traditional fixed annuity products but, as the Company has reported, its new business mix is weighted toward sales of equity indexed products. The new margin analysis will cover the equity indexed products as well as the traditional fixed products. Preliminary calculations indicate that by combining the traditional and equity indexed products, the Company’s annuity spreads on a year-to-date basis as of the end of the third quarter are 200 basis points compared to the 184 basis points for traditional products only, an increase of 16 basis points.

     All statements, trend analyses and other information contained in the following statements relative to markets for products and trends in operations or financial results, as well as

2 This projection is based on adjusted net operating income which is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, GAAP net income cannot readily be estimated. Since GAAP net income cannot be readily estimated, the Company is unable to provide guidance with respect to annualized GAAP return on equity, or a reconciliation of annualized GAAP return on equity to annualized operating return on equity. Management of the Company believes that projecting the annualized operating return on equity assists investors in evaluating the performance of the company. See footnote 1 on page 5 of Exhibit 99.2.

3 Sales for an insurance company are a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and as a result, have not provided a reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities (a) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the Company’s ability to sell products, the market value of investments and the lapse rate and profitability of policies; (b) the ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; (c) customer response to new products, distribution channels and marketing initiatives; (d) mortality, morbidity, and other factors which may affect the profitability of insurance products; (e) the ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (f) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some products; (g) increasing competition in the sale of insurance and annuities and the recruitment of sales representatives; (h) regulatory changes or actions, including those relating to regulation of insurance products and of insurance companies; (i) ratings and those subsidiaries by independent rating organizations which the Company believes are particularly important to the sale of products; (j) the performance of investment portfolios; (k) the impact of changes in standards of accounting for derivatives and business combinations, goodwill and other intangibles and purchase accounting adjustments; (l) the Company’s ability to integrate the business and operations of acquired entities; (m) expected life and annuity product margins; (n) the impact of anticipated investment transactions; and (o) unanticipated litigation or regulatory investigations.

     There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by the Company or on its behalf. Forward-looking statements speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statement.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 4, 2003, the Company issued a press release reporting its financial results for the quarter ended September 30, 2003, which the Company is furnishing under this Item 12 as Exhibit 99.2, and posted on its website the supplemental information, which the Company is furnishing under this Item 12 as Exhibit 99.3.

On November 5, 2003, the Company reported the following in its third quarter 2003 earnings call and/or posted on the Company’s Website.

The Company’s annualized GAAP return on equity was 12%. Annualized operating return on equity was 11.9 percent.4

4 Management of the Company believes that calculating the Company’s annualized operating return on equity in this manner assists investors in evaluating the performance of the Company. See footnote 1 on page 5 of Exhibit 99.2.

Reconciliation of Return on Equity on a
Non-GAAP Basis to GAAP Basis
($ in thousands)
For the Nine Months Ended	9/30/2003

			Adjusted Net
			Operating
		Non-GAAP Basis	Income Items	GAAP Basis

Return:
Net income		$110,439	$9,901	$120,340
Divide by # of quarters in period		/ 3		/ 3
Multiply by 4 quarters		x 4		x 4

Annualized		$147,252		$160,453

			Accumulated Other
			Comprehensive
Average Equity:			Income Items

Beginning balance		$1,174,426	88,522	$1,262,948
Ending balance		1,297,587	114,197	1,411,784

		2,472,013		2,674,732
Divide by 2 to average		/ 2		/ 2

Average		$1,236,007		$1,337,366

Return on Equity		11.9%		12.0%

  The Company’s GAAP book value was $36.04 per share, slightly down from $36.24 per share at the end of the last quarter. Book value was $33.13 per share excluding FAS 115, up more than $1.00 per share, from $32.08 per share at the end of last quarter.5

Reconciliation of Book Value on a
Non-GAAP Basis to GAAP Basis
($ in thousands, except share data)
For the Nine Months Ended	9/30/2003

			Accumulated Other
			Comprehensive
		Non-GAAP Basis	Income Items	GAAP Basis

Total stockholder’s equity		$1,297,587	114,197	$1,411,784
Number of shares of common stock outstanding		39,171,878		39,171,878

Book value per share		$33.13		$36.04

Reconciliation of Book Value on a
Non-GAAP Basis to GAAP Basis
($ in thousands, except share data)
For the Six Months Ended	6/30/2003

			Accumulated Other
			Comprehensive
		Non-GAAP Basis	Income Items	GAAP Basis

Total stockholder’s equity		$1,253,976	162,364	$1,416,340
Number of shares of common stock outstanding		39,083,495		39,083,495

Book value per share		$32.08		$36.24

Seventy nine percent of the Company’s third quarter accumulation product sales6 came from its equity indexed annuity sales.

The Company has continued to grow sales6 from its owned marketing organizations and its proprietary product relationships, which now provide over 77 percent of total annuity sales, up from 66 percent for all of 2002 and 50% for all of 2001.

Net unrealized gains within the Company’s portfolio were approximately $600 million at quarter end.

5 Management of the Company believes that excluding the effect of FAS 115 assists investors in evaluating the performance of the Company.

6 Sales for an insurance company are a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and as a result, have not provided a reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

Spreads on the Company’s traditional fixed annuity business were virtually flat with last quarter at 184 basis points.

The Company indicated that preliminary third quarter statutory earnings appear in line with first and second quarter earnings.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.

By:	/s/ MELINDA S. URION Melinda S. Urion Executive Vice President and Chief Financial Officer

Dated: November 5, 2003

EXHIBITS

Exhibit No.	Description

99.1	AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity

99.2	Press Release dated November 4, 2003 (furnished pursuant to Item 12).

99.3	Supplemental Information (furnished pursuant to Item 12).